UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2013

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On November 26, 2013, Provident Financial Holdings, Inc. (the “Corporation”) announced that the Corporation’s Board of Directors authorized the repurchase of up to five percent (5%) of the Corporation’s common stock, or approximately 499,905 shares.  The Corporation will purchase the shares from time to time in the open market or through privately negotiated transactions over a one-year period depending on market conditions, the capital requirements of the Corporation, and available cash that can be allocated to the stock repurchase plan, among other considerations.  The November 2013 stock repurchase program is effective immediately, since the Corporation has completed the March 2013 stock repurchase program by purchasing the remaining 209,741 shares during the quarter ending December 31, 2013.  On November 25, 2013 there were 9,998,107 shares of common stock outstanding.

The news release announcing the stock repurchase plan is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(d)Exhibits

The following exhibit is being filed herewith and this list shall constitute the exhibit index:

99.1   News release regarding the stock repurchase plan of Provident Financial Holdings, Inc. dated November 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2013	PROVIDENT FINANCIAL HOLDINGS, INC.

/s/ Donavon P. Ternes
Donavon P. Ternes
President, Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)